UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☑  Soliciting Material Pursuant to §240.14a-12

AETNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Annual Meeting and Proxy Materials

The following message is from Tom Weidenkopf, executive vice president, Human Resources

Aetna’s 2016 Annual Meeting of Shareholders will be held on Friday, May 20, 2016.

Early next week, Broadridge Financial Solutions, the distribution agent for the trustee of the 401(k) Plan, will send an e-mail to each active employee who held Aetna stock through the 401(k) Plan at the close of business on March 18, 2016 with this subject line: “AETNA 2016 ANNUAL MEETING-VOTING INSTRUCTIONS FOR 401(K) SHAREHOLDERS.”

If you receive this email, you may exercise your right to vote by Internet or by telephone as outlined in the email. Shares held in the 401(k) Plan are voted by the 401(k) Plan trustee in proportion to the votes the trustee receives from Aetna shareholders with respect to the shares they own through the 401(k) Plan. Your individual voting instructions are strictly confidential and will not be disclosed to Aetna.